Exhibit 99.1
eHealth, Inc. Announces First Quarter 2017 Results

First Quarter 2017 Overview

•	Revenue for the first quarter of 2017 was $78.9 million, an increase of 7% compared to $73.8 million for the first quarter of 2016.

•	Net income for the first quarter of 2017 was $33.4 million, an increase of 85% compared to $18.0 million for the first quarter of 2016.

•	Adjusted EBITDA for the first quarter of 2017 was $35.0 million, an increase of 31% compared to $26.8 million for the first quarter of 2016.

•	Cash provided by operations for the first quarter of 2017 was $8.4 million compared to cash provided by operations of $4.7 million for the first quarter of 2016.

MOUNTAIN VIEW, Calif. — April 27, 2017 — eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the first quarter of 2017.

Scott Flanders, chief executive officer of eHealth stated, "Our first quarter results demonstrate the significant revenue and earnings generation potential of our Medicare business as well the operating and financial leverage inherent in our individual and family plan business, which continues to be solidly profitable despite the challenging market environment and declining member base.  At the same time, first quarter results reflect the ongoing regulatory challenges in the individual and family market as well as a number of strategic changes we are making, including a shift in our Medicare marketing strategy and a stronger emphasis on Medicare member profitability, each of which impacted our Medicare application volumes during the quarter."

GAAP — First Quarter of 2017 Results

Revenue — Revenue for the first quarter of 2017 totaled $78.9 million, a 7% increase compared to $73.8 million for the first quarter of 2016. Commission revenue for the first quarter of 2017 totaled $76.2 million, a 10% increase compared to $69.4 million for the first quarter of 2016. Other revenue for the first quarter of 2017 was $2.8 million, a 38% decrease compared to $4.5 million for the first quarter of 2016.

Revenue from our Medicare segment was $58.0 million for the first quarter of 2017, a 33% increase compared to $43.5 million in the first quarter of 2016. Revenue from our Individual, Family and Small Business segment was $21.0 million for the first quarter of 2017, a 31% decrease compared to $30.4 million for the first quarter of 2016.

Income from Operations — Income from operations for the first quarter of 2017 was $31.8 million compared to $23.7 million for the first quarter of 2016. Operating margin was 40% for the first quarter of 2017 compared to 32% for the first quarter of 2016.

Pre-tax Income — Pre-tax income for the first quarter of 2017 was $31.8 million compared to $23.7 million for the first quarter of 2016.

Provision (Benefit) for Income Taxes — Benefit for income taxes for the first quarter of 2017 was $1.6 million compared to provision for income taxes of $5.6 million for the first quarter of 2016.

Net Income — Net income for the first quarter of 2017 was $33.4 million, or $1.80 per diluted share, compared to net income of $18.0 million, or $0.99 per diluted share, for the first quarter of 2016.

Segment Profit — Profit from our Medicare segment was $30.7 million for the first quarter of 2017, a 71% increase compared to a profit of $17.9 million for the first quarter of 2016. Profit from our Individual, Family and Small Business segment was $11.1 million for the first quarter of 2017, a 29% decrease compared to a profit of $15.6 million for the first quarter of 2016. Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage. Other indirect general and administrative operating expenses are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the operating segments and instead reported within Corporate.

Non-GAAP — First Quarter of 2017 Results

Non-GAAP Operating Income & Non-GAAP Net Income — Non-GAAP operating income for the first quarter of 2017 was $34.2 million compared to $25.8 million for the first quarter of 2016. Non-GAAP operating margin for the first quarter of 2017 was 43% compared to 35% for the first quarter of 2016. Non-GAAP net income for the first quarter of 2017 was $35.8 million, or $1.93 per diluted share, compared to $20.1 million, or $1.10 per diluted share, for the first quarter of 2016.

Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share for the first quarter of 2017 exclude $2.1 million of stock-based compensation expense and $0.3 million of amortization of intangible assets. Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share for the first quarter of 2016 excludes $1.8 million of stock-based compensation expense and $0.3 million of amortization of intangible assets.

Adjusted EBITDA — Adjusted EBITDA for the first quarter of 2017 was $35.0 million compared to $26.8 million for the first quarter of 2016. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, other income (expense), net and provision (benefit) for income taxes to GAAP net income.

Membership & Submitted Applications

Membership — Total estimated membership as of March 31, 2017 was 892,700 members, a 23% decrease compared to 1,152,900 we reported as of March 31, 2016. Estimated Medicare membership as of March 31, 2017 was 284,900, a 29% increase compared to 220,300 we reported as of March 31, 2016. Estimated individual and family plan membership as of March 31, 2017 was 265,200 members, a 49% decrease compared to 523,000 we reported as of March 31, 2016.

Submitted Applications —Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans was 31,300 applications in first quarter of 2017, a 1% increase compared to 30,900 applications in the first quarter of 2016. Submitted applications for individual and family plan products decreased 70% in the first quarter of 2017 to 22,000 applications covering 30,600 individuals compared to 74,300 applications covering 97,100 individuals in the first quarter of 2016.

Cash — First Quarter 2017

Cash Flows — Net cash provided by operating activities was $8.4 million for the first quarter of 2017 compared to net cash provided by operating activities of $4.7 million for the first quarter of 2016.

2017 Guidance
eHealth is reaffirming revenue, Adjusted EBITDA and GAAP net loss per share guidance and providing updated segment revenue and profitability and Non-GAAP net loss per share guidance for the full year ending December 31, 2017 based on information available as of April 27, 2017. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•
Total revenue is expected to be in the range of $165 million to $175 million. Revenue from the Medicare segment is expected to be in the range of $96.5 million to $101.5 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $68.5 million to $73.5 million.

•	Adjusted EBITDA(a) is expected to be in the range of $(14.1) million to $(16.1) million.

In millions
GAAP net loss	$(27.8)	$(29.8)
Stock-based compensation expense	10.6	10.6
Depreciation and amortization	3.4	3.4
Amortization of intangible assets	1.0	1.0
Other income (expense), net	(0.1)	(0.1)
Benefit for income taxes	(1.2)	(1.2)
Adjusted EBITDA(a)	$(14.1)	$(16.1)

•
Medicare segment loss(b) is expected to be in the range of $(11.5) million to $(12.5) million. Individual, Family and Small Business segment profit(c) is expected to be in the range of $23.5 million to $24.5 million. Corporate(d) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be approximately $26.8 million.

•	GAAP net loss per share is expected to be in the range of $(1.49) to $(1.59) per share and

•	Non-GAAP net loss per share(d) is expected to be in the range of $(0.86) to $(0.96) per share.

GAAP net loss per diluted share	$(1.49)	$(1.59)
Stock-based compensation expense	0.57	0.57
Amortization of intangible assets	0.06	0.06
Non-GAAP net loss per diluted share(d)	$(0.86)	$(0.96)

(a) Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).
(b) Segment profit (loss) is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.
(c) Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.
(d) Non-GAAP net loss per share is calculated by excluding stock-based compensation expense and intangible asset amortization expense to GAAP net income (loss).

Webcast and Conference Call Information
A Webcast and conference call will be held today, Thursday, April 27, 2017 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 877 930.8066 for domestic callers and 253 336.8042 for international callers. The participant passcode is 10113436. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing 855 859.2056 for domestic callers and 404 537.3406 for international callers. The call ID for the replay is 10113436. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.
eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statement regarding the significant revenue and earnings generation potential of our Medicare business, operating and financial leverage inherent in our individual and family plan business, profitability of our individual and family plan business despite challenging market environment and declining member base, strategic changes we are making, shift in our Medicare marketing strategy and a stronger emphasis on Medicare member profitability, future events and our guidance for the full year ending December 31, 2017, including our guidance for total revenue, revenue from the Medicare segment, revenue from the Individual, Family and Small Business segment, Adjusted EBITDA, profit (loss) from the Medicare segment, profit (loss) from the Individual, Family and Small Business segment, Corporate shared service expense, GAAP net loss per share and Non-GAAP net loss per share. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; decreased conversion rates for health insurance exchange enrollments as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and

•	amortization of intangible assets.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income (loss) by GAAP total revenue.

•
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)
# # #

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2016	March 31, 2017
	(1)
Assets
Current assets:
Cash and cash equivalents	$61,781	$68,228
Accounts receivable	9,213	27,902
Prepaid expenses and other current assets	5,148	4,452
Total current assets	76,142	100,582
Property and equipment, net	5,608	5,703
Other assets	4,473	4,416
Intangible assets, net	8,580	8,320
Goodwill	14,096	14,096
Total assets	$108,899	$133,117
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,112	$1,699
Accrued compensation and benefits	10,920	7,897
Accrued marketing expenses	7,158	3,246
Deferred revenue	959	730
Other current liabilities	3,775	5,259
Total current liabilities	27,924	18,831
Non-current liabilities	3,374	1,425
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	272,778	274,611
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	4,616	38,037
Accumulated other comprehensive income	176	182
Total stockholders’ equity	77,601	112,861
Total liabilities and stockholders’ equity	$108,899	$133,117

(1)	The condensed consolidated balance sheet at December 31, 2016 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016	2017
Revenue
Commission	$69,387	$76,182
Other	4,457	2,757
Total revenue	73,844	78,939
Operating costs and expenses:
Cost of revenue	2,184	1,629
Marketing and advertising	20,882	15,055
Customer care and enrollment	10,400	12,109
Technology and content	8,507	8,072
General and administrative	7,928	9,992
Amortization of intangible assets	260	260
Total operating costs and expenses	50,161	47,117
Income from operations	23,683	31,822
Other income (expense), net	(11)	26
Income before provision (benefit) for income taxes	23,672	31,848
Provision (benefit) for income taxes	5,638	(1,573)
Net income	$18,034	$33,421

Net income per share:
Basic	$0.99	$1.82
Diluted	$0.99	$1.80

Weighted-average number of shares used in per share amounts:
Basic	18,153	18,370
Diluted	18,217	18,561

(1) Includes stock-based compensation as follows:
Marketing and advertising	$555	$215
Customer care and enrollment	123	12
Technology and content	435	394
General and administrative	719	1,512
Total stock-based compensation expense	$1,832	$2,133

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2016	2017
Operating activities
Net income	$18,034	$33,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,005	762
Amortization of internally developed software	214	291
Amortization of book-of-business consideration	1,597	1,157
Amortization of intangible assets	260	260
Stock-based compensation expense	1,832	2,133
Other non-cash items	(31)	(59)
Changes in operating assets and liabilities:
Accounts receivable	(9,978)	(18,689)
Prepaid expenses and other assets	(153)	107
Accounts payable	(1,265)	(3,417)
Accrued compensation and benefits	(5,835)	(3,023)
Accrued marketing expenses	(7,732)	(3,912)
Deferred revenue	(60)	(229)
Other liabilities	6,809	(374)
Net cash provided by operating activities	4,697	8,428
Investing activities
Purchases of property and equipment and other assets	(411)	(1,664)
Net cash used in investing activities	(411)	(1,664)
Financing activities
Cash used to net-share settle equity awards	(276)	(300)
Principal payments in connection with capital leases	(20)	(32)
Net cash used in financing activities	(296)	(332)
Effect of exchange rate changes on cash and cash equivalents	(11)	15
Net increase in cash and cash equivalents	3,979	6,447
Cash and cash equivalents at beginning of period	62,710	61,781
Cash and cash equivalents at end of period	$66,689	$68,228

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended March 31,
	2016	2017
Revenue
Medicare (1)	$43,467	$57,974
Individual, Family and Small Business (2)	30,377	20,965
Total revenue	$73,844	$78,939

Segment profit
Medicare segment profit (3)	$17,891	$30,695
Individual, Family and Small Business segment profit (3)	15,555	11,079
Total segment profit	33,446	41,774
Corporate (4)	(6,666)	(6,797)
Stock-based compensation expense	(1,832)	(2,133)
Depreciation and amortization	(1,005)	(762)
Amortization of intangible assets	(260)	(260)
Other income (expense), net	(11)	26
Income before provision (benefit) for income taxes	$23,672	$31,848

Note:
We evaluate our business performance and managing our operations as two distinct reporting segments - Medicare and Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance, our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual and family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)
Segment profit (loss) is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(Unaudited)

Key Metrics:	Three Months Ended March 31,
	2016	2017	Percent Change
Submitted applications:
Medicare submitted applications (1)	30,900	31,300	1%
IFP submitted applications (2)	74,300	22,000	(70)%
Other submitted applications (3)	97,400	63,400	(35)%
Total submitted applications (4)	202,600	116,700	(42)%

Medicare Advantage submitted applications (5)	23,100	21,800	(6)%

	As of March 31,
	2016	2017	Percent Change
Estimated membership:
Medicare products (6)	220,300	284,900	29%
IFP products (7)	523,000	265,200	(49)%
Other products (8)	409,600	342,600	(16)%
Total estimated membership (9)	1,152,900	892,700	(23)%

Notes:

(1)
Medicare-related health insurance applications submitted on our website or through our customer care center during the period, including Medicare Advantage, Medicare Part D prescription drug and Medicare Supplement plans. Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(2)
Major medical Individual and Family plan ("IFP") health insurance applications submitted on our website during the period. Applications are counted as submitted when the applicant completes the application, clicks the submit button on our website and submits the application to us. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application. We define our IFP offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans (primarily consisting of short-term, dental, life, vision, and accident insurance plans).

(3)
Applications for health insurance plans other than Medicare and IFP submitted on our website during the period. Applications for ancillary plans are counted as submitted when the applicant completes the application, clicks the submit button on our website and submits the application to us. Applications for small business plans are counted as submitted when the applicant completes the application, the employees complete their applications, the applicant submits the application to us and we submit the application to the carrier. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(4)
Applications for all health insurance plans submitted on our website or through our customer care center during the period. See notes (1), (2) and (3) above for more information as to what constitutes a submitted application.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS (Continued)
(Unaudited)

(5)
Medicare Advantage plan health insurance applications submitted on our website or through our customer care center during the period. Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application. Medicare Advantage submitted applications are included in Medicare submitted applications - See Note1 above for more detail.

(6)
Estimated number of members active on Medicare-related health insurance as of the date indicated. See the note below for additional information regarding our calculation of Medicare estimated membership.

(7)	Estimated number of members active on IFP health insurance plans as of the date indicated. See the note below for additional information regarding our calculation of IFP estimated membership.
(8)
Estimated number of members active on insurance plans other than Medicare-related health insurance and IFP health insurance plans as of the date indicated. See the note below for additional information regarding our calculation of other estimated membership.

(9)	Estimated number of members active on all insurance plans as of the date indicated. See the note below for additional information regarding our calculation of total estimated membership.

Note:
Health insurance carriers bill and collect insurance premiums paid by our members. Health insurance carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date. We estimate the number of continuing members on all policies as of a specific date as follows:

•	For Medicare-related health insurance plans, we take the number of members for whom we have received or applied a commission payment during the month of estimation.

•
For IFP health insurance plans, we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that is up to six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the period being estimated; and (ii) the number of approved members over that period (after reducing that number by the percentage of members who do not accept their approved policy from the same month of the previous year for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.

•
For ancillary health insurance plans (such as short-term, dental, vision, accident and student), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers. For small business health insurance plans, we estimate the number of members using the number of initial members at the time the group is approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier in the period it is reported. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS (Continued)
(Unaudited)

A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once. For example, a member who is active on both an individual and family health insurance plan and a standalone dental plan will be counted as two continuing members.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. In addition, and as a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Health care reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016		2017
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$20,882	28%	$15,055	19%
Stock-based compensation expense (1)	(555)	—%	(215)	—%
Non-GAAP marketing and advertising expense	$20,327	28%	$14,840	19%

GAAP customer care and enrollment expense	$10,400	14%	$12,109	15%
Stock-based compensation expense (1)	(123)	—%	(12)	—%
Non-GAAP customer care and enrollment expense	$10,277	14%	$12,097	15%

GAAP technology and content expense	$8,507	12%	$8,072	10%
Stock-based compensation expense (1)	(435)	(1)%	(394)	—%
Non-GAAP technology and content expense	$8,072	11%	$7,678	10%

GAAP general and administrative expense	$7,928	11%	$9,992	13%
Stock-based compensation expense (1)	(719)	(1)%	(1,512)	(2)%
Non-GAAP general and administrative expense	$7,209	10%	$8,480	11%

GAAP income from operations	$23,683	32%	$31,822	40%
Stock-based compensation expense (1)	1,832	2%	2,133	3%
Amortization of intangible assets (2)	260	—%	260	—%
Non-GAAP income from operations	$25,775	35%	$34,215	43%

Explanation of adjustments

(1)
Non-GAAP income from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)	Non-GAAP income from operations excludes amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2016	2017
GAAP net income	$18,034	$33,421
Stock-based compensation expense (1)	1,832	2,133
Amortization of intangible assets (3)	260	260
Non-GAAP net income	$20,126	$35,814

GAAP net income per diluted share	$0.99	$1.80
Stock-based compensation expense (1)	0.10	0.12
Amortization of intangible assets (3)	0.01	0.01
Non-GAAP net income per diluted share	$1.10	$1.93

GAAP net income	$18,034	$33,421
Stock-based compensation expense (1)	1,832	2,133
Depreciation and amortization (2)	1,005	762
Amortization of intangible assets (3)	260	260
Other income (expense), net (4)	11	(26)
Provision (benefit) for income taxes (5)	5,638	(1,573)
Adjusted EBITDA	$26,780	$34,977

Explanation of adjustments

(1)
Non-GAAP net income, Non-GAAP income per share and Adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)	Adjusted EBITDA excludes depreciation and amortization.
(3)	Non-GAAP net income, Non-GAAP income per share and Adjusted EBITDA exclude amortization of intangible assets.
(4)	Adjusted EBITDA excludes other income (expense), net.
(5)	Adjusted EBITDA excludes provision (benefit) for income taxes.